                            MONTH TO MONTH LEASE AGREEMENT


    This Lease Agreement (the "Lease") is made as of OCTOBER 1, 1996, by and between PROFESSIONAL EXECUTIVE CENTER, INC., a California corporation ("Landlord") and FEATHER RIVER STATE BANK ("Tenant"), who agree as follows:
    PREMISES. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions of the Lease, approximately 168 square feet of office space, designated as Suite 4 (the "Premises"), in the office building at 2140 Professional Drive, Suite 200, Roseville, California (the "Building"). Concurrently with the Lease, Landlord and Tenant have entered into an Executive Services Agreement (the "Services Agreement") in conjunction with Tenant's use of the Premises.
    2. TERM: POSSESSION. The term of the Lease (the "Term") is from month to month commencing on October 1, 1996. This Agreement will be terminated upon thirty (30) days written notice. The term will be concurrent with the term of the Lease, and this Agreement will terminate on any termination of the Lease.
    3. RENT. Tenant will pay to Landlord, without offset, deduction, prior notice or demand, the sum of $405.00 per month as rent ("Rent") for the Premises. Rent for the first month of the Lease is payable in advance upon execution of the Lease. Thereafter, Rent is payable in advance on the first day of each calendar month during the Term. Rent for any partial month at the beginning or end of the Term will be prorated on the basis of 30-day months.
    4. LATE CHARGE. The parties agree that in the event Tenant fails to make any rental payment within ten days of the due date, it will be impracticable and extremely difficult to fix the actual damage to Landlord. Therefore, the parties agree that Tenant will pay to Landlord an additional amount equal to ten percent (10%) of the overdue amount if Rent is not received within ten days of the due date. These late charges will be in addition to any other remedies available to Landlord under the Lease or by Law.
    5. SECURITY DEPOSIT. As additional consideration for Lease and Services Agreement execution by Landlord, Tenant has paid to Landlord the sum of $300.00 (the "Security Deposit") as security for the performance of Tenant's obligations. If Tenant defaults in the performance of any of the Tenant's obligations under the Lease of the Services Agreement, Landlord may use all or any part of the Security Deposit to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. Upon receipt of notice from Landlord that any portion of the Security Deposit has been so used, Tenant will deposit sufficient funds with Landlord to restore the Security Deposit to its original amount; Tenant's failure to do so will be a breach of the Lease and the Services Agreement. Landlord is not required to keep the Security Deposit separate from Landlord's general funds, and Tenant is not entitled to interest on the Security Deposit. At the end of the Term, any portion of the Security Deposit remaining will be returned to Tenant.
    6. USE OF PREMISES. Tenant will use the Premises for general office purposes and for no other business or purpose without the prior written consent of Landlord. Tenant will comply with all existing and future laws, ordinances, rules and regulations relating to Tenant's use or occupancy of the Premises, and Tenant will observe the Building Rules defined in paragraph 17 (Rules and Regulations). Tenant will not conduct any activities or keep any materials or substances in the Premises which will impair, invalidate or increase the premiums on Landlord's insurance policies. Should Tenant, through the nature of his business, cause the Landlord's insurance rate to increase, Tenant will be responsible for that rate increase.
    7. ALTERATIONS. Tenant will not make any alterations to or install any fixtures in (collectively "Alterations") the Premises without Landlord's prior written consent. Any Alterations made by Tenant with Landlord's consent will be done by contractors approved by Landlord in accordance with the written specifications of Landlord and will become the property of Landlord.
    8.   MAINTENANCE AND REPAIR.
         A. Landlord will provide janitorial services to the Premises pursuant to the Services Agreement.
         B. By taking possession of the Premises, Tenant agrees that the Premises are then in good and tenantable condition. During the Term, Tenant will keep the Premises in good condition, ordinary wear and tear expected.
         C. Landlord will keep the structural portions of the Building in good condition; provided that Tenant will pay the cost of repairs for damage caused by Tenant or Tenant's employees, agents or invitees.
         D.   Tenant shall be responsible for glass breakage in his Suite.
         E. Landlord reserves the right to make repairs or alterations to any part of the Building or the Premises at any time without Landlord's action constituting a constructive eviction of Tenant.
    9. TRADE FIXTURES. Subject to the provisions of paragraphs 6 (Use of Premises) and 7 (Alterations), Tenant may keep furnishings, equipment and other trade fixtures ("Trade Fixtures") in the Premises as long as the Trade Fixtures do not become an integral part of the Premises or the Building. If Tenant is not then in default under the Lease, Tenant may remove any of its Trade Fixtures at any time during the Term or upon termination of the Lease.
    10. UTILITIES AND SERVICES. Landlord will provide certain utilities and services to Tenant and to the Premises pursuant to the Services Agreement. Tenant will arrange for installation of N/A separate telephone line(s) for Tenant and for connection of Tenant's telephone line(s) to Landlord's switchboard. Tenant will be responsible for all charges for installation and use of its telephone payments.
    11. PERSONAL PROPERTY TAXES. Tenant will pay in a timely manner all taxes or other charges assessed against Tenant's personal property located in the Premises. On demand by Landlord, Tenant will furnish Landlord with satisfactory evidence of these payments.
    12.  INDEMNITY AND INSURANCE.
         A. Indemnity. Tenant will indemnify and hold Landlord harmless from all claims and damages arising out of Tenant's use or occupancy of the Premises. Tenant's obligation under this paragraph will be offset by any insurance proceeds received by Landlord.
         B. Liability Insurance. At all times during the Term, Tenant will maintain at its expense liability insurance with insurance companies approved by Landlord with single combined liability limits of not less than ONE MILLION DOLLARS ($1,000,000.00) insuring Tenant and Landlord against liability for injury to persons and property and death of any person arising out of Tenant's use or occupancy of the Premises. Landlord shall be added as a named insured under liability policy.
         C. Fire and Other Insurance. At all times during the Term, Tenant will maintain at its expense standard fire insurance and extended coverage insurance, with vandalism and malicious mischief endorsements, in an amount sufficient to cover all losses, insuring Tenant and Landlord for damage to or loss of Tenant's Trade Fixtures located on the Premises. Landlord will maintain fire insurance coverage on the Building, but Landlord will not obtain insurance of any kind on Tenant's Trade Fixtures.
    13. DAMAGE OR DESTRUCTION. If any part of the Premises or the Building is destroyed, Landlord may; (a) terminate the Lease; or (b) continue the Lease and repair or rebuild the Premises or the Building; provided that Tenant may terminate the Lease upon giving Landlord written notice within ten days after the damage or destruction if the Premises cannot be made tenantable within sixty days. If it is necessary for Landlord to occupy the Premises in order to accomplish the repair or reconstruction, Rent will abate during the time Landlord occupies the Premises.
    14. CONDEMNATION. If any part of the Premises or the Building is taken as a result of condemnation proceeds, and either Landlord or Tenant may terminate the Lease upon thirty days written notice to the other.
    15. LANDLORD'S RIGHT TO ENTER PREMISES. Landlord and its authorized representatives have the right to enter the Premises at any reasonable time for any reasonable purpose.
    16. ASSIGNMENT AND SUBLETTING. Tenant will not do any of the following without the prior written consent of Landlord, and any such action by Tenant will be voidable by Landlord and will constitute a default under the Lease:
         A. Assign or encumber Tenant's interest in the Lease or the Premises;
         B.   Sublease all or any part of the Premises; or
         C. Allow any other person to occupy or use all or any part of the Premises.
    17. RULES AND REGULATIONS. Tenant and Tenant's employees, agents and invitees will comply with the existing rules and regulations regarding use and occupancy of the Premises and the Building, a copy of which is attached hereto as Exhibit B, and with all reasonable rules and regulations which Landlord may adopt hereafter (collectively the "Building Rules"). Any violation of the Building Rules by Tenant or by Tenant's employees, agents or invitees will constitute a default under the Lease.
    18. ABANDONMENT. Tenant will occupy the Premises continuously except for normal vacation periods. Tenant's absence from the Premises for more than one week may be deemed in abandonment of the Premises at the option of Landlord if Rent is delinquent during any part of that time.
    19. TENANT'S DEFAULTS. Tenant will be in default under the Lease if any of the following occurs:
         A. Tenant fails to pay any sum called for by the Lease or the Services Agreement and such sum remains unpaid for more than ten days;
         B. Tenant denies any other Tenant of the Building, or makes it difficult for Landlord to provide to any other Tenant of the Building, the quiet enjoyment of the other Tenant's Premises; or
         C. Tenant fails to perform any of its other obligations under the Lease and the failure continues for fifteen days after Landlord gives written notice to Tenant specifying the particulars of the default.
    20.  LANDLORD'S REMEDIES.
         A. Landlord's Options. If Tenant is in default under the Lease, then in addition to any other rights provided by the Lease or by law, Landlord has the option to do any of the following:
              (1)  Terminate the Lease by giving Tenant notice of termination;
              (2) Without terminating the Lease, relet all or any part of the Premises for Tenant's account or otherwise;
              (3) After reletting the Premises, elect to terminate the Lease at any time thereafter by giving Tenant notice of termination; or
              (4)  Cure the default at Tenant's cost.
         B. Tenant's Duty to Vacate Premises. Upon Tenant's receipt of notice of termination, all of Tenant's rights in the Premises will terminate, and Tenant will promptly thereafter surrender and vacate the Premises. Termination under this provision will not relieve Tenant of the obligation to pay all sums then due or of liability for damages.
         C. Reletting by Landlord. Tenant hereby appoints Landlord as Tenant's attorney-in-fact for the purpose of reletting the Premises.
Landlord is entitled to all rents from any reletting of the Premises for Tenant's account, and Tenant will pay the following amounts on the due date specified in the Lease:
              (1)  All sums Tenant is required to pay under the Lease; plus
              (2) Landlord's expenses of reletting including but not limited to remodeling expenses, commissions and advertising costs; minus
              (3)  Rents received from reletting.
         D. Reimbursement of Landlord. If Landlord pays any sums as a result of Tenant's default, Tenant will immediately reimburse Landlord, and any unpaid portion will bear interest at the maximum rate allowed by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.
    21.  CALCULATION OF DAMAGES.
         A. Termination of Lease. If Landlord terminates the Lease under paragraph 20A(1) or 20A(3), Landlord is entitled to recover from Tenant as damages:
              (1) The value of the unpaid rent earned at the time of termination of the Lease;
              (2) The value of the unpaid rent for the remainder of the Term reduced by any loss of Rent that Tenant proves could have been reasonably avoided; and
              (3) Any other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant's default including without limitation court costs of alterations and commissions in connection with reletting.

         B. Interest to Time of Award. The value of the unpaid rent accrued up to the time of the award will be [text unreadable] rate allowed by law.
         C. Present Value of Future Rent. The present value of the future rent after the time of the award will be computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).
    22.  NONLIABILITY OF LANDLORD.
         A. Nonliability. Landlord is not liable to Tenant for any damage to Tenant or Tenant's property for any disruption of Tenant's business, or for any inconvenience or temporary impairment of the enjoyment of the Premises by the Tenant, resulting from any of the following:
              (1) Leaky plumbing, gas, water, steam, electrical, heating, cooling, ventilating or air-conditioning facilities or conduits except that Landlord agrees to take reasonable steps to correct any such condition upon receipt of written notice for Tenant;
              (2)  Damage to or destruction of the Premises or the Building;
              (3)  Disrepair or faulty construction of the Building;
              (4) Acts of Landlord or Landlord's employees, agents or invitees in repairing or remodeling any portion of the Premises or the Building;
              (5) Acts of other Tenants in the Building or their employees, agents or invitees;
              (6) Landlord's exercise of its right to enter the Premises as described in paragraph 15 (Landlord's Right to Enter Premises); or
              (7) Any trespass or public offense committed in or around the Premises or the Building.
         B. Rent Abatement. Except as described in paragraph 13 (Damage or Destruction), Rent will not abate in any of the circumstances described in paragraph 22A.
    23. HOLDING OVER. If Tenant holds over after expiration of the Term with the consent of Landlord, either express or implied, such holding over will create only a month-to-month tenancy. The month-to-month tenancy will be subject to all the terms and conditions of the Lease, except that Tenant will pay Landlord as monthly rent 110% of Rent in effect upon expiration of the Term.
    24. QUIET POSSESSION. Upon paying the Rent and performing its other obligation under the Lease, Tenant will have quiet possession of the Premises throughout the Term. Landlord warrants to Tenant that as of the commencement of the Term, there will be no existing tenancies on the Premises.
    25. RECOVERY OF EXPENSES. In the event that any action is brought by either party for enforcement of the Lease, the prevailing party will be entitled to recover its expenses of enforcement including without limitation reasonable attorney's fees.
    26. NOTICES. Any notice to be given to a party to the Lease will be in writing and will be delivered to the party personally or mailed by first class United States mail, postage prepaid, addressed to the party as follows:




LANDLORD:  PROFESSIONAL EXECUTIVE CENTER, INC.        TENANT:
    Attn:  Sarah L. Ragan, Financial Officer                       Feather River State Bank
    2140 Professional Drive, Suite 200                          ---------------------------------------
    Roseville, CA  95661                                           Real Estate Loan Production Dept.
                                                                ---------------------------------------
                                                                   1005 Stafford Way
                                                                ---------------------------------------
                                                                   Yuba City, CA  95991
                                                                ---------------------------------------


Either party may designate a different address for notice purposes by sending written notice to the other party. Notices will be effective when received.
Any notice sent by firstclass mail will be deemed received seventy-two hours after mailing.
    27. WAIVER. No waiver of any breach of any of the terms or conditions of the Lease will be construed as a waiver of any succeeding breach of the same or other terms or conditions hereof. No waiver will be binding unless executed in writing by the party making the waiver.
    28. BINDING EFFECT. Subject to the restrictions on assignment and subletting, each of the terms and conditions of the Lease will be binding on and will insure to the benefit of the heirs, successors and assigns of Landlord and Tenant.
    29. HEADINGS. Paragraph titles of the Lease are included for convenient reference only and will nave no affect on the Lease interpretation.
    30. ENTIRE AGREEMENT. The Lease constitutes the entire agreement between the parties regarding the matters covered by the Lease, and there are no terms or representations that are not expressed here in.
    31. ESTOPPEL CERTIFICATE. If no connection with any transaction contemplated by Landlord, an offset statement is required from Tenant certifying certain information in connection with the Lease, Tenant agrees to deliver such offset statement within ten days after Tenant receives written request therefore certifying all requested information that is in fact true. In the event Tenant fails to deliver such offset statement within the 10-day period, it will be presumed that the Lease is in full force and effect, that Tenant has no defenses or offsets against Landlord, and that the other information contained in the requested statement is correct.
    32. LANDLORD'S RIGHT TO SELL. Landlord has the right to sell its interest in the Building and assign its interest in the Lease without limitation; provided that any sale will be subject to the Lease. Upon any sale, Landlord will automatically be relieved of any further obligation under the Lease.





CORPORATION: PROFESSIONAL EXECUTIVE CENTER, INC.      EXECUTIVE:     /s/ signature unreadable
                                                                  -------------------------------------
By:                                                                  Executive Vice President
    ----------------------------------                            -------------------------------------
            SARAH L. RAGAN
                                                                  -------------------------------------


                     EXECUTIVE SERVICES MONTH TO MONTH AGREEMENT

    This Agreement is made as of OCTOBER 1, 1996, by and between PROFESSIONAL EXECUTIVE CENTER, INC., a California corporation ("Corporation") and FEATHER RIVER STATE BANK, ("Executive"), who agree as follows:
    1. BACKGROUND. Concurrently with this Agreement, Corporation and Executive have entered into a Lease Agreement (the "Lease") with respect to space (the "Premises") within the office building at 2140 Professional Drive, Suite 200, Roseville, California (the "Building"). On the terms and conditions described in this Agreement, Corporation will provide certain services to Executive and to the Premises in conjunction with Executive's use of the Premises under the Lease.
    2. TERM. The term of this Agreement (the "Term") is from month to month commencing on OCTOBER 1, 1996. This Agreement will be terminated upon thirty
(30) days written notice. The term will be concurrent with the term of the Lease, and this Agreement will terminate on any termination of the Lease.
    3. NORMAL BUSINESS HOURS. Corporation will provide certain services during "normal business hours." For the purposes of this Agreement "normal business hours" means Monday through Friday, 8 a.m. to 5 p.m., excluding holidays. At the beginning of each year, Corporation will provide Executive with a schedule holidays to be observed by the Corporation.
    4. BASIC SERVICE. The following services will be provided to Executive and to the Premises for the Basic Fee set forth in paragraph 6:
         A.   Receptionist service during normal business hours.
         B.   Telephone answering service during normal business hours as follows:
              N/A       (1)  Answering and taking messages when Executive is
         unavailable.
              N/A       (2)  Screening all calls and taking messages as
         requested by Executive.
         C.   2 hours per WEEK of conference room use.  Conference room use will be scheduled on a "first-come, firstserve" basis.  Conference room use scheduled but not used will be counted as conference room use if not canceled at least two hours before scheduled time.
         D.   Janitorial Service       I. Use of waiting areas for clients or
         customers.
         E.   Mail Distribution        J.   Use of kitchen/lounge area.
         F.   2 Keys to the Building   K.   Beverage Service to include coffee
         tea.
         G.   2 Keys to the Premises
         H. Utilities to include electricity, heating, air-conditioning and ventilation.
    5. ADDITIONAL SERVICES. The following services will be provided to Executive for the Additional Fees set forth in paragraph 6:
         A.   Secretarial services during normal business hours.
         B.   Word processing services during normal business hours.
         C.   Notary public services by appointment.
         D.   Package Handling.
         E.   Copy Machine use.
         F.   Telefax machine use.
         G.   Directory board listing.
         H.   N/A additional keys to the Building.
         I.   N/A additional keys to the Premises.
    6. FEES. Executive will pay to Corporate, without offset, deduction, prior to notice or demand, the following:
         A. Basic Fee. The Basic Fee for the Services described in paragraph 4 is $235.00 per month. There is an additional monthly fee of $N/A per telephone for equipment rental and a one-time $N/A charge for installing telephone lines with telephone system.
         B. Additional Fees. The Additional Fees for the services described in paragraph 5 are set forth in the Fee Schedule attached as Schedule A.
         C. Payment of Basic Fee. The Basic Fee for the first month of this Agreement is payable in advance upon execution of this Agreement. Thereafter, the Basic Fee is payable in advance on the first day of each calendar month during the Term. The Basic Fee for any partial month at the beginning or end of the Term will be prorated on the basis of a 30-day month.
         D. Payment of Additional Fees. Corporation will bill Executive for any Additional Fees incurred each month and Executive will pay such Additional Fees within ten days after receiving such bill.
    7. USE OF EQUIPMENT. Some services to be provided by Corporation allow Executive or Executive's employees to use equipment provided by Corporation. Executive and Executive's employees will use the equipment only in accordance with the instructions of Corporation and will promptly report any problems with the equipment to Corporation.
    8. LIMITATION OF LIABILITY. As a part of the consideration to Corporation for providing the services described in this Agreement, Executive agrees that Corporation's liability for any claim by or damage to Executive or any third party claiming through Executive with respect to services provided by Corporation will be limited to the amounts paid by Executive for such services and will not include consequential damage.
    9. LATE CHARGE. The parties agree that in the event Executive fails to make any payment due under this Agreement within ten days of the due date, it will be impracticable and extremely difficult to fix the actual damages to Corporation. Therefore, the parties agree that Executive will pay to Corporation and additional amount equal to ten percent (10%) of the overdue payment if the payment is not received within ten days of the due date. These late charges will be in addition to any other remedies available to Corporation under this Agreement or by law.
    10. DEFAULT AND REMEDIES. If Executive is in default in the performance of Executive's obligations under this Agreement or the Lease for more than ten days, then, in addition to recovering damages from Executive and asserting any other rights and remedies provided by this Agreement or by law, Corporation may use all or any part of the Security Deposit under the Lease to compensate Corporation for any loss or damage which Corporation may suffer as a result of Executive's default, and Corporation has the option:
         A. Terminate this Agreement and the Lease in the manner provided in the Lease; or
         B. Terminate this Agreement and pursue any of Corporation's remedies under the Lease.
    11. RECOVERY OF EXPENSES. In the event that any action is brought by either party for enforcement of this Agreement, the prevailing party shall be entitled to recover its expenses of enforcement including without limitation reasonable attorney's fees.
    12. NOTICES. Any notice to be given to a party to this Agreement shall be in writing and shall be delivered to the party personally or mailed by first class United States mail, postage prepaid, addressed to the party as follows:





CORPORATION:  PROFESSIONAL EXECUTIVE CENTER, INC., EXECUTIVE            Feather River State Bank
    ATTN: Sarah Ragan                                                -------------------------------------
    2140 Professional Drive, Suite 200                                  Real Estate Loan Production Dept.
    Roseville, CA  95661                                             -------------------------------------
                                                                        1005 Stafford Way
                                                                     -------------------------------------
                                                                        Yuba City, CA  95991
                                                                     -------------------------------------


    Either party may designate a different address for notice purposes by sending written notice to the other party. Notices shall be effective when received. Any notice sent by first-class mail shall be deemed received seventy-two hours after mailing.
    13. WAIVER. No waiver of any breach of any of the terms or conditions of this Agreement shall be construed as a waiver of any succeeding breach of the same or other terms or conditions hereof. No waiver shall be binding unless executed in writing by the party making the waiver.
    14. HEADINGS. Paragraph titles of the Lease are included for convenient reference only and shall have no effect on the Lease interpretation.
    15. ENTIRE AGREEMENT. The Lease constitutes the entire agreement between the parties regarding the matters covered by the Lease, and there are no terms or representations that are not expressed herein.




CORPORATION: PROFESSIONAL EXECUTIVE CENTER, INC., EXECUTIVE
            a California Corporation                       --------------------------

            By                                             By  /s/ [illegible]
               -------------------------                      -----------------------------
              SARAH L. RAGAN, Manager                      By  Executive Vice President
                                                              -----------------------------


             RULES AND REGULATIONS OF PROFESSIONAL EXECUTIVE CENTER, INC.

         The Rules and Regulations described below apply to Tenants leasing office space in the building located at 2140 Professional Drive, Roseville, California (The "Building"). Professional Executive Center, Inc., ("Landlord") reserves the right to rescind, altar or waive any Rule or Regulation at any time by written notice to Tenant, if in the Landlord's judgement, it is in the best interests of the Building and its Tenants.

         1. SIGN AND ADVERTISING. Tenant will not display any sign, name or notice ("advertisement") on any part of the inside or outside of the Building without Landlord's prior written consent, and Landlord has the right to remove any such advertisement without notice to and at the expense of Tenant. Without Landlord's prior written consent, Tenant will not use the name of the Building in connection with Tenant's business except as Tenant's business address.

         2. INGRESS AND EGRESS. Tenant will not obstruct the sidewalks, hallways, passageways, entrances or exits or use them for any purpose other than ingress and egress. Landlord has the right to prevent access to the Building by any person whose presence, in the Landlord's judgement, would prejudice the safety, character, reputation or interest of the Building and its Tenants.

         3. LOCKS. Tenant will not altar any lock or bolt or install any new locks or bolts in the Premises or the Building without the prior written consent of Landlord. All keys to offices, rooms and restrooms will be obtained from Landlord, and Tenant will not duplicate or obtain keys without Landlord's consent. Upon termination of the tenancy, Tenant will return all keys to Landlord. If Tenant fails to return any key, Tenant will reimburse Landlord for the cost of replacing they key or changing the locks opened by the key if Landlord deems it advisable to make such change.

         4. RESTROOMS. Tenant will use the restrooms only for those purposes for which they were constructed, and Tenant will not throw any kind of foreign substance of any kind therein. Tenant will pay the cost of any breakage, stoppage or damage resulting from violation of this Rule.

         5. ALTERATION. Landlord will provide window coverings which will not be removed or replaced. Tenant will not do any of the following without Landlord's prior written consent: (a) lay linoleum or other floor coverings;
(b) mark on, place nails or screws in, or drill into walls, floors or ceilings;
(c) cut or string wires; or (d) deface Premises or the Building in any way.

         6. FURNITURE AND EQUIPMENT. Tenant will not bring any furniture or equipment into the Building without Landlord's prior written consent, and all moving of furniture and equipment will be done at the time and in the manner that Landlord designates. Any handtrucks use in the Building must be equipped with rubber tires and side guards. Tenant will not overload the floor, and Landlord has the right to prescribe the weight, size and placement of all safes and other heavy equipment. If Landlord considers it advisable, all safes or other heavy equipment will be placed on wood strips which will properly distribute the weight. Landlord is not responsible for loss of or damage to Tenant's property from any cause. Tenant is responsible for the cost of moving, maintaining or repairing Tenant's property.

         7. QUIET POSSESSION. Tenant will not disturb the occupants of the Building or neighboring buildings or persons having business with them whether by the use of any musical instrument, radio, stereo or in any other way. Tenant will not solicit or canvas any other Tenant or any persons visiting the Building. Tenant will not use the Premises in any way which is offensive or objectionable to Landlord or to other Tenant of the Building or neighboring buildings. Landlord has the right to exclude or expel any person who, in Landlord's judgement, is under the influence of alcohol or drugs, or who violates any of these Rules and Regulations.

         8. ODORS; ANIMALS; BICYCLES. Tenant will not keep or create any noxious gas or inflammable substance on the premises. Smoking allowed only in the Courtyard area. Tenant will not bring any animals, bicycles or vehicles into the Premises or the Building.

         9. COOKING; Portable Heaters and Fans. Tenant will not keep any food or cook or use small kitchen appliances except within the designated kitchen area. Tenant will not use or keep any portable heaters or fans on the Premises. Tenant will not use or keep any portable heaters or fans on the Premises.

         10. USE OF PREMISES. Tenant will not use Premises for manufacturing or for the storage of merchandise except as such storage may be incidental to use of the Premises for general office purposes. Tenant will not use any portion of the Premises for the manufacture of sale of liquor, narcotics or tobacco in any form, or as a medical, barber or manicure office. Tenant will not advertise for laborers giving any address in the Building. Tenant will not use Premises for lodging or sleeping or for any illegal purposes.

         11. LOCATION OF FIXTURES. The location of telephones, call boxes and other equipment affixed to the Premises will be subject to the prior written approval of Landlord.

         12. SECURING BUILDING. Before leaving the Building after normal business hours, Tenant will ensure that the doors of the Premises and the Building are closed and securely locked and that all water faucets and electricity are shut off, so as to prevent waste or damage. If tenant fails to observe these Rules, Tenant will be responsible for any damage sustained by Landlord or other Tenants.

         13. FIRE AND SECURITY REGULATIONS. Tenant will comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant will provide Landlord with the name of a designated responsible person to represent Tenant in all matters pertaining to such fire or security regulations.

         14. COMPLIANCE BY OTHERS. Tenant will not permit any Tenant's employees, agents or invitees to violate any of these Rules and Regulations, and Tenant will cooperate to prevent Tenant's employees, agents and invitees from doing so. Tenant will be responsible for any damage resulting from violation of any of these Rules and Regulations by Tenant's employees, agents and invitees.

         Tenant acknowledges receipt of a copy of these Rules and Regulations on October 11, 1996

         TENANT    Feather River State Bank
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         By        /s/ signature unreadable
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         By        Executive Vice President
                  -----------------------------